MULTIBAND REPORTS FISCAL 2004 RESULTS; REVENUES UP 768% OVER 2003; EBITDA
                               IMPROVES OVER 60%

MINNEAPOLIS--(BUSINESS WIRE)--April 18, 2005--Multiband Corporation, (NASDAQ:MBND):

-- Surge in Recurring Revenues Fuels Improvements

-- Subscriber Base Up Over 600%

-- Sale of Business Division Leaves "Pure Play" in Recurring Revenues Subscription based Model

Multiband Corporation, (NASDAQ:MBND), one of the nation's largest providers of video, voice, and data services to the Multi-Dwelling Unit (Apartment) industry reported the results of its fiscal year of operations ended December 31, 2004.

The Company reports that revenues increased to $11,067,834 from $1,441,118 in 2003, an increase of over 768%. Figures have been adjusted to reflect the sale of substantially all of the assets of Multiband's Business Solutions Division which occurred March 31, 2005. EBITDA improved over the same time frame to an adjusted EBITDA loss $838,373 compared to an EBITDA loss of $2,091,288 in 2003. As is common in the cable and telecommunications industries, the Company uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non cash events.

EBITDA figures for the fourth quarter of 2004 improved to negative $549,569 from a negative $792,446 in 2003. These figures included significant one time expenses related to the opening of the company's customer service and call center facilities as well as expenses related to the consolidation of the company's acquisition activities and sale of the Business Solutions division.

Net Losses for the year were approximately $9.8 million which included one time write offs of $4.4 million for the discontinued operations associated with the Business Solutions division. Of this figure, approximately $2.75 million was charged to impairment of goodwill, reflecting the disposition of the Business Solutions assets. These one time charges contributed substantially to the quarterly loss per common share of (.20). Earnings per share absent these one time charges would have been (.07).

The Company reports approximately 36,800 Revenue Generating Units comprised of its "Watch, Talk, and Surf" services of video, voice, and internet products. Additionally, the Company, through its status as a Master System Operator for DirecTV, manages approximately 65,000 additional customers receiving DirecTV services. These figures are up substantially from the comparable numbers of 5,700 Revenue Generating Units, an increase of 646%, and no DirecTV managed accounts during 2003. In April 2004, Multiband purchased Minnesota Digital Universe which provided the DirecTV Master System Operator agreements. The Company currently estimates a figure of approximately 500,000 homes passed as of December 31st 2004. This compares to 10,000 homes passed in 2003 that are potentially eligible for one or more of the company's services.

James L. Mandel, Multiband CEO stated, "We are very pleased with the enormous progress we have made in the last twelve months. Not only have we substantially grown our recurring revenue business into one of the nation's largest unregulated cable and internet service providers, we have also streamlined our operations through the sale of our Business Services division into a pure subscription model. Additionally, over the past few months, we have added over $11 million of equity to our balance sheet and substantially reduced both short and long term debt to levels which now provide the platform for substantial future growth."

About Multiband Corporation

Multiband Corporation, formerly Vicom, Incorporated, formed in 1975, provides voice, data and video systems and services to multiple dwelling units (MDUs), including apartment buildings and time share resorts. The Company's products and services are sold to clients located throughout the United Sates. Multiband, with locations throughout the United States, has subscriber concentrations in California, Colorado, Illinois, Texas, Florida and New York. Multiband has offices in Fargo, Minneapolis, Rochester, Los Angeles, San Francisco, Denver, Chicago, New York and Tampa with satellite facilities through subcontractors in St. Louis and Dallas. For additional information, please go to www.multibandusa.com. Multiband is an exclusive DIRECTV Master System Operator and one of the largest providers of DIRECTV Services to apartments, lodging, hospitality locations, restaurants and timeshare resorts in the United States..

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that affect the Company's financial results; can be found in the Company's Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission
(SEC).

To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Multiband Corporation attached to this news release and will post to the company's investor relations web site (www.multibandusa.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company's quarterly financial results.

                     Multiband Corporation and Subsidiaries
                 Reconciliation of Non-GAAP Financial Measures

                                                 Three Months Ended December 31,
                                                        2004            2003
                                                    -----------     -----------

EBITDA                                              $  (549,569)    $  (792,446)
Interest Expense, other                                (102,203)         23,862
Depreciation and Amortization                          (881,828)       (295,129)
Loss from discontinued
 operations                                          (3,149,780)       (434,537)
Other Non Cash Expense
 associated with common stock
 issuance                                              (280,651)       (133,349)
                                                    -----------     -----------

Net Loss                                            $(4,964,031)    $(1,631,599)
                                                    ===========     ===========


                                                Twelve Months Ended December 31,
                                                        2004            2003
                                                    -----------     -----------

EBITDA                                              $  (838,373)    $(2,091,288)
Interest Expense, other                                (211,669)        (69,133)
Depreciation and Amortization                        (3,432,779)     (1,065,652)
Loss from discontinued
 operations                                          (4,457,320)       (692,956)
Other Non Cash Expense
 associated with common stock
 issuance                                              (843,818)       (445,975)
                                                    -----------     -----------

Net Loss                                            $(9,783,962)    $(4,365,004)
                                                    ===========     ===========

 Statement of Operations Data          2004             2003             2002
--------------------------------   ------------     ------------     ------------
Revenues .......................   $ 11,067,834     $  1,441,118     $    577,221
Cost of products and services. $      5,943,395     $    884,536     $    418,093

Gross profit ...................   $  5,124,439     $    556,582     $    159,128
% of revenues ..................           46.3%            38.6%            27.6%
Selling, general and
  administrative expenses ......   $  5,960,050     $  2,647,870     $  1,971,584
% of revenues ..................           53.9%           183.0%           641.6%
Depreciation and
 amortization ..................   $  3,432,779     $  1,065,650     $  1,193,306
Loss from Operations ...........   $ (4,268,390)    $ (3,156,938)    $ (3,005,762)
Other expense net ..............   $ (1,058,252)    $   (548,476)    $ (1,439,069)
Minority interest in
 subsidiary ....................   $          0     $     33,366     $          0

Loss before income taxes .......   $ (5,326,642)    $ (3,672,048)    $ (4,444,831)
Income tax provision ...........   $          0     $          0     $          0
Net Loss from Continuing
 Operations ....................   $ (5,326,642)    $ (3,672,048)    $ (4,444,831)
Discontinued operations ........   $ (4,457,320)    $   (692,956)     $ 6,772 Net
Loss ...........................   $ (9,783,962)    $ (4,365,004)    $ (4,438,059)
Loss attributable to common
 stockholders ..................   $(10,374,417)    $ (4,613,693)    $ (4,591,637)
Loss per common share-basic
 and diluted ...................   $       (.42)    $       (.27)    $       (.38)
Weighted average shares
 outstanding ...................     23,307,594       16,112,231       11,735,095

                                                   2001            2000
                                               -----------     -----------
Revenues ...................................   $   265,996     $    73,319
Cost of products and services ..............   $   226,432     $   105,617

Gross profit ...............................   $    39,564     $   (32,298)
% of revenues ..............................          14.9%         (44.05)%
Selling, general and administrative expenses   $ 2,555,144     $ 2,870,657
% of revenues ..............................         960.6%        3915.30%
Depreciation and amortization ..............   $ 1,165,610     $   830,181
Loss from Operations .......................   $(3,681,190)    $(3,733,136)
Other expense net ..........................   $(1,070,802)    $  (280,962)
Minority interest in subsidiary ............   $         0     $         0

Loss before income taxes ...................   $(4,751,992)    $(4,014,090)
Income tax provision .......................   $         0     $     8,849
Net Loss from Continuing Operations ........   $(4,751,992)    $(4,022,947)
Discontinued operations ....................   $  (573,560)    $  (212,884)
Net Loss ...................................   $(5,325,552)    $(4,235,831)
Loss attributable to common stockholders ...   $(5,758,221)    $(5,082,011)
Loss per common share-basic and diluted ....   $      (.66)    $     (0.72)
Weighted average shares outstanding ........     8,762,814       7,009,751

Contacts

Multiband Corporation, Minneapolis
James L. Mandel, 763-504-3000
or
Genesis Select Corp, Boulder
Budd Zuckerman, 303-415-0200